UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 9, 2015
Date of Report (Date of earliest event reported)

Howard Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of principal executive offices)	(Zip Code)

(410) 750-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01       Other Events.

On March 9, 2015, Griffin Financial Group, LLC circulated a release discussing Howard Bancorp, Inc.’s (the “Company”) pending merger (the “Merger”) with Patapsco Bancorp, Inc. (“Patpasco”).  The Merger is pursuant to an Agreement and Plan of Merger between the Company and Patapsco dated as of March 2, 2015, as further discussed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2015.  The release is filed as Exhibit 99.1 hereto.

Cautionary Statements about Forward Looking Statements

The attached release contains forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include expectations with respect to the Company leveraging non-interest expenses and growing its return on equity and return on assets, higher tangible book value and stock price prior to the closing of the Merger, that the Merger is expected to be accretive to earnings in the first year, expected growth in tangible book value through 2015 and the impact of the Merger structure on earnings per share and tangible book value accretion/dilution. These statements are based on current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: judgments about the ability of the parties to successfully consummate the Merger and to integrate the operations of the two companies, the ability of the Company and Patapsco to avoid customer dislocation during the period leading up to and following the Merger; the ability to obtain required regulatory and stockholder approvals for the Merger; the ability to complete the Merger as expected; the possibility that one or more of the conditions to the consummation of the Merger may not be satisfied; general economic conditions, either nationally or in the Company’s market area, that are worse than expected, and their impact on the operations of the Company or Patapsco; inflation and changes in the interest rate environment that reduce the Company’s or Patapsco’s margins or reduce the fair value of financial instruments; competition among depository and other financial institutions; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; changes in consumer spending, borrowing and savings habits; and other risk as discussed in the Company’s filings with the SEC from time to time.  Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated.  Readers are cautioned against placing undue reliance on such forward-looking statements.  The Company assumes no obligations to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this report.

Important Additional Information.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The Company will file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction. The proxy materials will set forth complete details of the Merger. The Company and Patapsco stockholders and investors are urged to read the registration statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Company and Patapsco and the proposed transaction.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.howardbank.com under the tab “Investor Relations” and then under the heading “SEC Documents” or by contacting George C. Coffman at (410) 750-0020.  You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC.  Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information on the Company’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings the Company makes with the SEC.

The Company, Patapsco and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and Patapsco in connection with the transaction.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2014 annual meeting of stockholders filed with the SEC on April 17, 2014.  Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

Item 9.01       Financial Statements and Exhibits.

(d)                   Exhibits:

99.1       Griffin Financial Group, LLC release, dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated:	March 11, 2015

		By:	/s/ George C. Coffman
George C. Coffman
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Griffin Financial Group, LLC release, dated March 9, 2015